Exhibit 4.1

                              CARNIVAL CORPORATION


                        OFFICERS' CERTIFICATE PURSUANT TO
             SECTIONS 3.1 AND 3.3 OF THE INDENTURE IDENTIFIED BELOW
             ------------------------------------------------------

         The undersigned officers of Carnival Corporation (the "Company"), acting pursuant to authorizations contained in resolutions of (i) the Board of Directors of the Company (the "Board") duly adopted on November 4, 1993, and
(ii) the Executive Committee of the Board duly adopted on December 19, 1997 and April 6, 1998, do hereby authorize, adopt and approve the following terms for a series (the "Series") of the Company's debt securities to be issued under an indenture dated as of March 1, 1993 (the "Indenture") from the Company to U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (the "Trustee"), and which have been registered for sale with the Securities and Exchange Commission pursuant to Registration Statements on Form S-3 (Nos. 33-50947 and 333-43269) under the Securities Act of 1933, as amended. The terms set forth below are qualified in their entirety by reference to the terms relating to the Series that are contained in (i) the form of note (the "Form of Note") that is attached hereto as Exhibit A, and (ii) the Prospectus Supplement dated April 6, 1998 to the Prospectus dated January 21, 1998 (the "Prospectus Supplement") attached hereto as Exhibit B, all of which terms are hereby authorized, adopted and approved. In the event of any conflict or discrepancy between the terms contained in this Certificate and/or the Prospectus Supplement and the terms contained in the Form of Note, the terms contained in the Form of Note shall control. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

         Subject to the foregoing, the following are hereby authorized, adopted and approved as the terms of the Series:


4.4   Title of Securities of the Series           5.65% Notes Due October 15,
                                                  2000 (the "Notes").

4.5   Limit, if any, of the aggregate
      principal amount of  Securities of the
      Series:                                     $200,000,000.

4.6   Date or dates on which the
      principal of Securities of the
      Series is payable (maturity date):          October 15, 2000.

4.7   With respect to interest on
      Securities of the Series:

      (a) The rate and method of
          calculation thereof:                    5.65% per annum.

                                                                               2
      (b) The date from which such interest
          shall accrue:                           April 15, 1998.

      (c) Interest Payment Dates:                 April 15 and October 15,
                                                  commencing October 15, 1998.

      (d) Regular Record Dates for interest
          payable on any Interest Payment Date:   To holders of record at the
                                                  close of business on April 1
                                                  or October 1 prior to the
                                                  Interest Payment Date.

4.8   Place or places where principal and
      interest on Securities of the Series
      shall be payable, and where Securities
      of the Series may be surrendered for
      exchange:                                   At the office or agent of U.S.
                                                  Bank Trust National
                                                  Association in the Borough of
                                                  Manhattan, The City of New
                                                  York; at the office of the
                                                  Trustee at 180 East Fifth
                                                  Street, St. Paul, Minnesota
                                                  55101; or at such other office
                                                  as any executive officer of
                                                  the Company may designate,
                                                  except that payment of
                                                  interest may, at the option of
                                                  the Company, be made by check
                                                  mailed to the address of the
                                                  Person entitled thereto as it
                                                  appears in the Securities
                                                  Register. Principal and
                                                  interest due on any Global
                                                  Note representing the Notes
                                                  will be made available to the
                                                  Trustee, and as soon as
                                                  possible thereafter, the
                                                  Trustee will make such
                                                  payments available to The
                                                  Depository Trust Company (the
                                                  "Depository").

4.9   With respect to redemption, in whole
      or in part, the terms and conditions
      applicable to Securities of the Series,
      including the applicability of Section
      11.8 of the Indenture:                      Section 11.8 of the Indenture
                                                  applies to the Notes. The
                                                  Notes are not otherwise
                                                  redeemable.

4.10  With respect to the mandatory
      redemption or purchase of
      Securities of the Series:

      (a) Any provisions for a sinking or
          analogous fund or upon the
          happening of a specified event:         Not applicable.

      (b) Provisions for redemption at
          the option of a holder, the
          period or periods within
          which such redemption must
          be made, the applicable
          redemption price, and the
          other terms and conditions of
          such redemption:                        Not applicable.

4.11  Denominations in which
      Securities of the Series are
      issuable:                                   $1,000 and integral multiples
                                                  thereof.

4.12  If other than the principal amounts
      thereof, the portion of the principal
      amount of Securities of the Series
      payable on declaration of acceleration
      pursuant to Section 5.2 of the Indenture:   Not applicable.

4.13  Trustee, Paying Agent and
      registrar:                                  U.S. Bank Trust National
                                                  Association.

4.14  Currency in which interest is payable
      if other than U.S. currency:                Not applicable.


4.15  Currency in which principal is payable
      if other than U.S. currency:                Not applicable.

4.16  Basis for determining equivalent price
      in U.S. currency if Securities
      denominated in more than one currency:      Not applicable.

4.17  Manner in which principal and interest
      payments determined if according to an
      index:                                      Not applicable.

4.18  Whether Securities of the Series are
      issuable in temporary or permanent global
      form: A Global Security representing the Notes will be registered in the name of the nominee of The Depository Trust Company, which will act as depository.

      (a) Whether, and the terms upon which,
          owners of interests in any permanent
          Global Securities of the Series may
          be exchanged for Securities of such
          Series and of like tenor:

      A Global Security representing the Notes is exchangeable only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for such Global Security notifies the Company that the Depository for such Global Security shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depository for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or
      (ii) the Company in its sole discretion determines that all such Global Securities shall be exchangeable for definitive Notes in registered form.

4.19  Any other terms of or provisions
      applicable to the Securities of the
      Series and the sale thereof:

      (a) The form of the Securities of
          the Series:                             See Exhibit A to this
                                                  Certificate.

      (b) Form of sale:                           Negotiated without competitive
                                                  bidding to: Bear, Stearns &
                                                  Co. Inc. and Chase Securities
                                                  Inc. pursuant to an
                                                  Underwriting Agreement in the
                                                  form of Exhibit C to this
                                                  Certificate.

      (c) Issue price to public of
          Securities of the Series:               99.891%

      (d) Underwriters' commission or discount
          as a percentage of the principal
          amount of Securities of the Series
          to be issued:                           0.250%

         IN WITNESS WHEREOF the undersigned have executed this Certificate on behalf of the Company as of this 15th day of April, 1998.



                                         /s/ Howard S. Frank
                                         -------------------
                                         Howard S. Frank, Vice Chairman and
                                         Chief Operating Officer

                                         /s/ Arnaldo Perez
                                         -----------------
                                         Arnaldo Perez, Secretary

                                   EXHIBIT A

                                  FORM OF NOTE


EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.5 OF THE INDENTURE, THIS NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Carnival Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                              CARNIVAL CORPORATION
                        5.65% NOTES DUE OCTOBER 15, 2000


$200,000,000                                               CUSIP NO. 143658 AL 6
                                                           REGISTERED NO. 1


         CARNIVAL CORPORATION, a corporation duly organized and existing under the laws of the Republic of Panama (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars on October 15, 2000, and to pay interest thereon from April 15, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 1998, at the rate of 5.65% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or, one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to

Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any, on) and any interest on this Note will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York; at the office of the Trustee in the City of St. Paul, the State of Minnesota; or at such other office as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Carnival Corporation has caused this Instrument to be duly executed.

Dated: April 15, 1998


                                         CARNIVAL CORPORATION


                                         By:____________________________________
                                             Lowell Zemnick
                                             Vice President and Treasurer

Attest:



------------------------
Arnaldo Perez, Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                         As Trustee


                                         By:____________________________________
                                             Authorized Signatory


                                    [REVERSE]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 1993 (herein called "Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

         The Company will pay to the Holders such Additional Amounts in respect of Panamanian taxes as may become payable under Section 10.5 of the Indenture.

         The Securities will be subject to redemption as a whole, but not in part, at the option of the Company at any time at 100% of the principal amount, together with accrued interest thereon to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of certain changes affecting Panamanian withholding taxes which are specified in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the indemnification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company or the Trustee in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of different authorized denominations as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.